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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Siebel Systems, Inc.:

We consent to incorporation herein by reference of our reports dated January 26, 1999, relating to the consolidated balance sheets of Siebel Systems, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related financial statement schedule, which reports appear in the December 31, 1998, annual report on Form 10-K of Siebel Systems, Inc.


                                          /s/ KPMG LLP

Mountain View, California
August 10, 1999

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